Exhibit 4.2

[FACE OF NOTE]

[INCLUDE IF DTC WILL ACT AS DEPOSITARY — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE IN GLOBAL SECURITIES — THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY).]

THE HAIN CELESTIAL GROUP, INC.

[ %] [FLOATING RATE] NOTES DUE

No. R-

$

ISIN

CUSIP

THE HAIN CELESTIAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum as set forth in the attached Schedule of Increases and Decreases, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, or any other office or agency designated by the Company for that purpose, on , in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest [semi-annually] [quarterly] in arrears on [ , ,] and of each year, commencing on , , on said principal sum at said office or agency, in like coin or currency, at [a rate of % per annum] [the floating rate of interest described on the Reverse of this Security]. Interest on the notes will accrue from the most recent date from which interest has been paid, or if no interest has been paid, from until payment of said principal sum has been made or duly provided for. The interest so payable on [ , ,] and will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the [ , ,] and , preceding such [ , ,] and , respectively, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than thirty days preceding such special record date or may be paid in any other lawful manner. [Include for fixed rate notes — Interest on this Note will be computed on the basis of a 360-day year comprised of twelve 30-day months.]

[If any interest payment date, the maturity date or any earlier required repurchase date upon a designated event falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.] The term “business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated:

THE HAIN CELESTIAL GROUP, INC.

By:
Name:
Title:

This is one of the Securities designated therein referred to in the within mentioned Indenture.

Dated:

[ ], as Trustee and Authenticating Agent

By:
Authorized Signatory

[REVERSE OF NOTE]

1.    Notes.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series, pursuant to the Indenture dated as of (the “Indenture”) between the Company and [ ], as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as “ Notes due ,” issued in an initial aggregate principal amount of $ . The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.    [INSERT FLOATING RATE OR OTHER TERMS]

3.    No Sinking Fund

The Notes will not be entitled to the benefit of any sinking fund.

4.    Defaults and Remedies.

The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.

5.    Amendment and Modification.

The provisions governing amendment and modification of any provision of the Indenture or the Notes are set forth in Article IX of the Indenture.

6.    No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

7.    Transfer and Exchange.

As provided in the Indenture and subject to certain limitations set forth therein, the Notes shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar with a request to register a transfer, the Registrar will register the transfer as requested if the requirements of the Indenture are satisfied. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate Notes at the Registrar’s request.

8.    No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection therewith.

9.    Treatment as Owner.

The registered holder of a Note will be treated as the owner of it for all purposes.

10.    Payment of Interest.

For Notes in definitive form, interest on such Notes will be payable (i) to Holders holding an aggregate principal amount of Notes of $1.0 million or less, by check mailed to the Holders of those Notes and (ii) to Holders holding an aggregate principal amount of notes more than $1.0 million, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

The Company shall pay the principal of and interest on Notes in global form registered in the name of or held by Cede & Co. or its respective nominees in immediately available funds to Cede & Co. or its respective nominees, as the case may be, as the registered holder of such global notes.

11.    No Liability.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

12.    Governing Law.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Note is $ . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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